UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

ORION GROUP HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	26-0097459
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

12000 Aerospace Suite 300 Houston, Texas	77034
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered
Common Stock, $0.01 par value	The NYSE Texas, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: N/A

Securities to be registered pursuant to Section 12(g) of the Act: None

EXPLANATORY NOTE

This Registration Statement on Form 8-A (this “Form 8-A”) is being filed by Orion Group Holdings, Inc. (the “Company”), with the Securities and Exchange Commission (the “Commission”) in connection with the dual listing of its common stock, par value $0.01 per share (the “Common Stock”) with the NYSE Texas, Inc. (“NYSE Texas”) under the trading symbol “ORN.” The Common Stock is currently listed on the New York Stock Exchange under the symbol “ORN.”

Item 1. Description of Registrant’s Securities to be Registered.

A description of the Common Stock to be registered hereunder is set forth in Exhibit 4.1 (as may be amended from time to time) of the Company’s Annual Report on Form 10-K, as filed with the Commission on February 28, 2020, and is incorporated herein by reference.

The Company expects the listing and trading of the Common Stock on the NYSE Texas to commence on May 29, 2025 under the symbol “ORN.”

Item 2. Exhibits.

Pursuant to the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed with this registration statement on Form 8-A because no other securities of the Company are registered on the NYSE Texas and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Orion Group Holdings, Inc.

Date: May 28, 2025	By:	/s/ Travis J. Boone
	Name:	Travis J. Boone
	Title:	President and Chief Executive Officer